HEI Exhibit 4.2
03/18/2024
Letter Amendment to Change Investment Options with respect to the plan specified below (the "Plan")

Legal Plan Name (as specified in the service agreement)	Fidelity Plan Number	Plan Type (reference only)
Hawaiian Electric Industries Retirement Savings Plan	56566	Qualified Plan
American Savings Bank 401(k) Plan	75615	Qualified Plan
This letter, along with its attachments (collectively, the "Letter"), relates to the Plans and is made pursuant to the Master Trust Agreement for the Plans entered into between Hawaiian Electric Industries, Inc. and American Savings Bank, F.S.B (collectively and individually, the “Sponsor”) and Fidelity Management Trust Company ("Fidelity") dated as of September 4, 2012, and amended by a First Amendment effective March 1, 2015, by a Second Amendment effective January 1, 2018, by a Third Amendment effective July 1, 2018, by a Fourth Amendment effective June 26, 2019, by a Fifth Amendment effective March 1, 2020, by a Sixth Amendment effective January 1, 2023, and further amended by letters of direction executed by Sponsor and Fidelity which specifically state that both parties intend and agree that each such letter of direction shall constitute an amendment (the “Agreement”). Sponsor and Fidelity (the “Parties”) intend and agree that this Letter shall constitute a further amendment to the Agreement to the extent the direction contained herein modifies the investment options available under the Plans.
Direction. Sponsor hereby (i) directs Fidelity to act in accordance with the following attachments, and (ii) acknowledges its receipt and understanding of, and agreement with, all included terms and disclosures:
•Attachment A - Summary of Additions to Plan Investments
•Attachment B - Summary of Removed Plan Investment(s)
•Attachment C - Summary of Changes to Other Plan Designations
•Attachment D - Additional Terms and Disclosures
•Attachment E - Strategy to Communicate Changes
Sponsor Affirmation. Sponsor affirms that the Hawaiian Electric Industries, Inc. Pension Investment Committee (the “Named Fiduciary”) (i) is capable of evaluating investment risks independently, and (ii) has exercised independent judgment for all decisions concerning the Plans' investment line-up and investment strategies, including, but not limited to, evaluations of information provided by Fidelity or its affiliates.
Time is of the Essence. Sponsor must deliver this signed Letter to Fidelity on or before 03/21/2024. Upon receipt of Sponsor's properly signed Letter, Fidelity will begin implementation.
Authorization. The undersigned represent that they are authorized to execute this Letter on behalf of the respective Parties. The Parties may rely without duty of inquiry on the foregoing representation.
Importance of Review. The Named Fiduciary will promptly review any reports Fidelity may from time to time provide, including reports posted to Plan Sponsor Workstation, and notify Fidelity as soon as it becomes aware of any errors and/or omissions.
Sponsor understands that Fidelity (i) is available to discuss and explain any of the terms herein before Sponsor provides the completed form to Fidelity, and (ii) will remain available to review the actions taken based on the directions provided.
Sponsor recognizes the importance of changes to a Plan's investment choices and the significant risks (financial and otherwise) associated with any incorrect actions in this regard. Sponsor confirms that it (i) has read this Letter fully, (ii) has sought clarification to the extent necessary, and (iii) understands its terms. Sponsor is responsible for any incomplete, inaccurate, or inconsistent information supplied to Fidelity by Sponsor, its consultants or other designees.

Fidelity Confidential Project Number W552285-05JAN24

Hawaiian Electric Industries, Inc. and American Savings Bank, F.S.B. By: Hawaiian Electric Industries, Inc. Pension Investment Committee

By:	/s/ Scott W. H. Seu	By:	/s/ Kurt K. Murao
(Signature of Authorized Individual)		(Signature of Authorized Individual)
Name:	Scott W. H. Seu	Name:	Kurt K. Murao
Title:	Chairman	Title:	Secretary
Date:	3/19/2024	Date:	3/20/2024

A copy of the Letter will be returned to Sponsor after it has been countersigned by Fidelity. Agreed to and accepted by: Fidelity Management Trust Company

By:	/s/ Kevin Wright
(Signature of Authorized Individual)
Name:	Kevin Wright
(Printed Name)
Title:	Director
Date:	4/26/2024

Fidelity Confidential Project Number W552285-05JAN24

Attachment A - Summary of Additions to Plan Investments
A.Added Investments
The funds listed below will be added after 4:00 PM ET on the business day immediately preceding the Live Date.

Plan #	Live Date	Ticker/ Cusip	Legal Fund Name	Fidelity Code	Redemption/ Short-Term Trading Fees
56566	04/30/2024	31565A406	Fidelity Freedom Index 2005 Commingled Pool Class T	4112	N/A
56566	04/30/2024	31565A604	Fidelity Freedom Index 2010 Commingled Pool Class T	4114	N/A
56566	04/30/2024	31565A802	Fidelity Freedom Index 2015 Commingled Pool Class T	4116	N/A
56566	04/30/2024	31565A877	Fidelity Freedom Index 2020 Commingled Pool Class T	4118	N/A
56566	04/30/2024	31565A851	Fidelity Freedom Index 2025 Commingled Pool Class T	4119	N/A
56566	04/30/2024	31565A836	Fidelity Freedom Index 2030 Commingled Pool Class T	4120	N/A
56566	04/30/2024	31565A810	Fidelity Freedom Index 2035 Commingled Pool Class T	4122	N/A
56566	04/30/2024	31565A786	Fidelity Freedom Index 2040 Commingled Pool Class T	4123	N/A
56566	04/30/2024	31565A760	Fidelity Freedom Index 2045 Commingled Pool Class T	4124	N/A
56566	04/30/2024	31565A745	Fidelity Freedom Index 2050 Commingled Pool Class T	4126	N/A
56566	04/30/2024	31565A729	Fidelity Freedom Index 2055 Commingled Pool Class T	4127	N/A
56566	04/30/2024	31565A695	Fidelity Freedom Index 2060 Commingled Pool Class T	4128	N/A
56566	04/30/2024	31564E540	Fidelity Freedom Index 2065 Commingled Pool Class T	3446	N/A
56566	04/30/2024	31565A208	Fidelity Freedom Index Income Commingled Pool Class T	4111	N/A
56566	04/30/2024	FBGKX	Fidelity® Blue Chip Growth Fund Class K	2078	N/A
75615	04/30/2024	31565A406	Fidelity Freedom Index 2005 Commingled Pool Class T	4112	N/A
75615	04/30/2024	31565A604	Fidelity Freedom Index 2010 Commingled Pool Class T	4114	N/A
75615	04/30/2024	31565A802	Fidelity Freedom Index 2015 Commingled Pool Class T	4116	N/A
75615	04/30/2024	31565A877	Fidelity Freedom Index 2020 Commingled Pool Class T	4118	N/A
75615	04/30/2024	31565A851	Fidelity Freedom Index 2025 Commingled Pool Class T	4119	N/A
75615	04/30/2024	31565A836	Fidelity Freedom Index 2030 Commingled Pool Class T	4120	N/A
75615	04/30/2024	31565A810	Fidelity Freedom Index 2035 Commingled Pool Class T	4122	N/A
75615	04/30/2024	31565A786	Fidelity Freedom Index 2040 Commingled Pool Class T	4123	N/A
75615	04/30/2024	31565A760	Fidelity Freedom Index 2045 Commingled Pool Class T	4124	N/A
75615	04/30/2024	31565A745	Fidelity Freedom Index 2050 Commingled Pool Class T	4126	N/A
75615	04/30/2024	31565A729	Fidelity Freedom Index 2055 Commingled Pool Class T	4127	N/A
75615	04/30/2024	31565A695	Fidelity Freedom Index 2060 Commingled Pool Class T	4128	N/A
75615	04/30/2024	31564E540	Fidelity Freedom Index 2065 Commingled Pool Class T	3446	N/A
75615	04/30/2024	31565A208	Fidelity Freedom Index Income Commingled Pool Class T	4111	N/A
75615	04/30/2024	FBGKX	Fidelity® Blue Chip Growth Fund Class K	2078	N/A
References to "Fidelity Codes" in this document are used to identify the fund on Fidelity's system and Fidelity is not requesting Sponsor to confirm such codes.

Fidelity Confidential Project Number W552285-05JAN24

Because of the number of funds/options available and the similarity among many of their names, the possibility for oversight or error is high. Fidelity requires therefore that you take the time to confirm the exact fund/investment name, share class, Ticker/CUSIP, the timing of the additions, and all other information specified above and indicate that you have confirmed that each investment option specified is correct after a word-for-word check.
Please initial here to confirm the above additions: ACM
B.Fidelity Freedom Fund
As a result of Sponsor’s electing to include a Fidelity Freedom Fund in the Plan's investment line-up, Fidelity is to add (i) each existing Fidelity Freedom® Fund to the Fund Additions section above, and (ii) any additional Fidelity Freedom® Funds as investment options as they are launched, with such newly launched funds being available to Plan Participants as of the open of trading on the NYSE on their respective inception dates or as soon thereafter as administratively possible. In the event that the Fidelity Freedom® Funds are being added as the Age Based Default such funds will be included in the preceding methodology and the corresponding date ranges will be extended as appropriate.
Please initial here to confirm the above direction: ACM
C.Restrictions
All added investment options will be opened for all money-in and money-out, Rebalance, Investment Election transactions, and will not be restricted from any transaction.
Please initial here to confirm the above restriction(s): ACM
D.Investment-Specific Acknowledgments
1.Sponsor Electronic Prospectus Delivery Election.  In lieu of receiving a printed copy of the prospectus for each Fidelity and Non-Fidelity Mutual Fund selected by the Named Fiduciary as a Plan investment option or short-term investment fund, Sponsor hereby consents to receiving such documents electronically. The Named Fiduciary shall access each prospectus as described below after receiving notice from Fidelity that a current version is available online at a website maintained by Fidelity or its affiliate. Sponsor, on behalf of itself or the Named Fiduciary, as applicable, acknowledges that on the effective date of this Letter amendment, prospectuses are on Fidelity NetBenefits at https://nb.fidelity.com/public/nb/401k/home/library. Fidelity may from time to time notify the Named Fiduciary or Sponsor as applicable that prospectuses are available at alternative website locations. Sponsor on behalf of itself or the Named Fiduciary, as applicable, represents that it has accessed each such prospectus by the effective date. In the event a prospectus for a Plan investment option cannot be accessed, the Named Fiduciary will contact Fidelity to receive (or if applicable to ensure Named Fiduciary's receipt of) the prospectus.
Please initial here to confirm and agree to the above Investment-Specific Acknowledgments: ACM

Fidelity Confidential Project Number W552285-05JAN24

Attachment B - Summary of Removed Plan Investment(s)
A.Removed Investments and Mapping
As indicated in the chart below, the Plans specified will be (i) redirecting future contributions, or (ii) reallocating the balances in frozen funds in the Plans (whether frozen within this or a previous direction), or (iii) both. "Redirecting" means freezing and redirecting contributions with respect to the "From" fund specified. "Reallocating" means transferring fund balances from the "From" fund specified to the "To" fund specified.
Redirecting and Reallocating will become effective as of the market close (generally 4:00 PM ET) on the applicable dates specified below.

Plan #	Indicate "Redirection", "Reallocation" or "Both"	Re-Direct Trade Date	Re- Allocate Trade Date	Fidelity (FROM) Code & Ticker/ Cusip	From Legal Name		To Legal Name	Fidelity (TO) Code & Ticker/ Cusip	Redemption/ Short-Term Trading Fees on From Fund
56566	Both	4/30/2024	4/30/2024	2765 FFGFX	Fidelity Freedom® Index 2005 Fund Institutional Premium Class	]	Fidelity Freedom Index 2005 Commingled Pool Class T	4112 31565A406	N/A
56566	Both	4/30/2024	4/30/2024	2766 FFWTX	Fidelity Freedom® Index 2010 Fund Institutional Premium Class	]	Fidelity Freedom Index 2010 Commingled Pool Class T	4114 31565A604	N/A
56566	Both	4/30/2024	4/30/2024	2767 FIWFX	Fidelity Freedom® Index 2015 Fund Institutional Premium Class	]	Fidelity Freedom Index 2015 Commingled Pool Class T	4116 31565A802	N/A
56566	Both	4/30/2024	4/30/2024	2768 FIWTX	Fidelity Freedom® Index 2020 Fund Institutional Premium Class	]	Fidelity Freedom Index 2020 Commingled Pool Class T	4118 31565A877	N/A
56566	Both	4/30/2024	4/30/2024	2769 FFEDX	Fidelity Freedom® Index 2025 Fund Institutional Premium Class	]	Fidelity Freedom Index 2025 Commingled Pool Class T	4119 31565A851	N/A
56566	Both	4/30/2024	4/30/2024	2770 FFEGX	Fidelity Freedom® Index 2030 Fund Institutional Premium Class	]	Fidelity Freedom Index 2030 Commingled Pool Class T	4120 31565A836	N/A

Fidelity Confidential Project Number W552285-05JAN24

Plan #	Indicate "Redirection", "Reallocation" or "Both"	Re-Direct Trade Date	Re- Allocate Trade Date	Fidelity (FROM) Code & Ticker/ Cusip	From Legal Name		To Legal Name	Fidelity (TO) Code & Ticker/ Cusip	Redemption/ Short-Term Trading Fees on From Fund
56566	Both	4/30/2024	4/30/2024	2771 FFEZX	Fidelity Freedom® Index 2035 Fund Institutional Premium Class	]	Fidelity Freedom Index 2035 Commingled Pool Class T	4122 31565A810	N/A
56566	Both	4/30/2024	4/30/2024	2772 FFIZX	Fidelity Freedom® Index 2040 Fund Institutional Premium Class	]	Fidelity Freedom Index 2040 Commingled Pool Class T	4123 31565A786	N/A
56566	Both	4/30/2024	4/30/2024	2773 FFOLX	Fidelity Freedom® Index 2045 Fund Institutional Premium Class	]	Fidelity Freedom Index 2045 Commingled Pool Class T	4124 31565A760	N/A
56566	Both	4/30/2024	4/30/2024	2774 FFOPX	Fidelity Freedom® Index 2050 Fund Institutional Premium Class	]	Fidelity Freedom Index 2050 Commingled Pool Class T	4126 31565A745	N/A
56566	Both	4/30/2024	4/30/2024	2775 FFLDX	Fidelity Freedom® Index 2055 Fund Institutional Premium Class	]	Fidelity Freedom Index 2055 Commingled Pool Class T	4127 31565A729	N/A
56566	Both	4/30/2024	4/30/2024	2776 FFLEX	Fidelity Freedom® Index 2060 Fund Institutional Premium Class	]	Fidelity Freedom Index 2060 Commingled Pool Class T	4128 31565A695	N/A
56566	Both	4/30/2024	4/30/2024	3427 FFIKX	Fidelity Freedom® Index 2065 Fund Institutional Premium Class	]	Fidelity Freedom Index 2065 Commingled Pool Class T	3446 31564E540	N/A
56566	Both	4/30/2024	4/30/2024	2764 FFGZX	Fidelity Freedom® Index Income Fund Institutional Premium Class	]	Fidelity Freedom Index Income Commingled Pool Class T	4111 31565A208	N/A

Fidelity Confidential Project Number W552285-05JAN24

Plan #	Indicate "Redirection", "Reallocation" or "Both"	Re-Direct Trade Date	Re- Allocate Trade Date	Fidelity (FROM) Code & Ticker/ Cusip	From Legal Name		To Legal Name	Fidelity (TO) Code & Ticker/ Cusip	Redemption/ Short-Term Trading Fees on From Fund
56566	Both	4/30/2024	4/30/2024	OF4J PRGFX	T. Rowe Price Growth Stock Fund	]	Fidelity® Blue Chip Growth Fund Class K	2078 FBGKX	N/A
75615	Both	4/30/2024	4/30/2024	2765 FFGFX	Fidelity Freedom® Index 2005 Fund Institutional Premium Class	]	Fidelity Freedom Index 2005 Commingled Pool Class T	4112 31565A406	N/A
75615	Both	4/30/2024	4/30/2024	2766 FFWTX	Fidelity Freedom® Index 2010 Fund Institutional Premium Class	]	Fidelity Freedom Index 2010 Commingled Pool Class T	4114 31565A604	N/A
75615	Both	4/30/2024	4/30/2024	2767 FIWFX	Fidelity Freedom® Index 2015 Fund Institutional Premium Class	]	Fidelity Freedom Index 2015 Commingled Pool Class T	4116 31565A802	N/A
75615	Both	4/30/2024	4/30/2024	2768 FIWTX	Fidelity Freedom® Index 2020 Fund Institutional Premium Class	]	Fidelity Freedom Index 2020 Commingled Pool Class T	4118 31565A877	N/A
75615	Both	4/30/2024	4/30/2024	2769 FFEDX	Fidelity Freedom® Index 2025 Fund Institutional Premium Class	]	Fidelity Freedom Index 2025 Commingled Pool Class T	4119 31565A851	N/A
75615	Both	4/30/2024	4/30/2024	2770 FFEGX	Fidelity Freedom® Index 2030 Fund Institutional Premium Class	]	Fidelity Freedom Index 2030 Commingled Pool Class T	4120 31565A836	N/A
75615	Both	4/30/2024	4/30/2024	2771 FFEZX	Fidelity Freedom® Index 2035 Fund Institutional Premium Class	]	Fidelity Freedom Index 2035 Commingled Pool Class T	4122 31565A810	N/A

Fidelity Confidential Project Number W552285-05JAN24

Plan #	Indicate "Redirection", "Reallocation" or "Both"	Re-Direct Trade Date	Re- Allocate Trade Date	Fidelity (FROM) Code & Ticker/ Cusip	From Legal Name		To Legal Name	Fidelity (TO) Code & Ticker/ Cusip	Redemption/ Short-Term Trading Fees on From Fund
75615	Both	4/30/2024	4/30/2024	2772 FFIZX	Fidelity Freedom® Index 2040 Fund Institutional Premium Class	]	Fidelity Freedom Index 2040 Commingled Pool Class T	4123 31565A786	N/A
75615	Both	4/30/2024	4/30/2024	2773 FFOLX	Fidelity Freedom® Index 2045 Fund Institutional Premium Class	]	Fidelity Freedom Index 2045 Commingled Pool Class T	4124 31565A760	N/A
75615	Both	4/30/2024	4/30/2024	2774 FFOPX	Fidelity Freedom® Index 2050 Fund Institutional Premium Class	]	Fidelity Freedom Index 2050 Commingled Pool Class T	4126 31565A745	N/A
75615	Both	4/30/2024	4/30/2024	2775 FFLDX	Fidelity Freedom® Index 2055 Fund Institutional Premium Class	]	Fidelity Freedom Index 2055 Commingled Pool Class T	4127 31565A729	N/A
75615	Both	4/30/2024	4/30/2024	2776 FFLEX	Fidelity Freedom® Index 2060 Fund Institutional Premium Class	]	Fidelity Freedom Index 2060 Commingled Pool Class T	4128 31565A695	N/A
75615	Both	4/30/2024	4/30/2024	3427 FFIKX	Fidelity Freedom® Index 2065 Fund Institutional Premium Class	]	Fidelity Freedom Index 2065 Commingled Pool Class T	3446 31564E540	N/A
75615	Both	4/30/2024	4/30/2024	2764 FFGZX	Fidelity Freedom® Index Income Fund Institutional Premium Class	]	Fidelity Freedom Index Income Commingled Pool Class T	4111 31565A208	N/A
75615	Both	4/30/2024	4/30/2024	OF4J PRGFX	T. Rowe Price Growth Stock Fund	]	Fidelity® Blue Chip Growth Fund Class K	2078 FBGKX	N/A

Fidelity Confidential Project Number W552285-05JAN24

References to Fidelity "Codes" in this document are used to identify the fund on Fidelity's system and Fidelity is not requesting Sponsor to confirm such codes.
Because of the number of funds/options available and the similarity among many of their names, the possibility for oversight or error is high. Fidelity requires therefore that you take the time to confirm the exact fund/investment name, share class, Ticker/CUSIP, the timing of the changes, and all other information specified above and indicate that you have confirmed that each investment option specified is correct after a word-for-word check.
Please initial here to confirm: ACM
B.Restrictions
1.All of the "From Fund" investment options will be closed for all money-in and money-out transactions and will be restricted from all transactions.
Please initial here to confirm above restriction(s): ACM

Fidelity Confidential Project Number W552285-05JAN24

Attachment C - Summary of Changes to Other Plan Designations
A.Designations
Except as stated otherwise below, Sponsor is electing to continue use of the Plan's current designations.
1.Participant Default for Age Based Table
Series Methodology for Participants' Account.
a.Date (change to occur for contribution on the date specified): 04/30/2024.
b.The table below describes the methodology for applying the Fidelity Freedom Index Commingled Pool Class T by Date of Birth.
c.Default for Participants with an invalid Date of Birth is Fidelity Freedom Index Income Commingled Pool Class T (4111) already pulls in.
d.Age Based Default will apply to these sources: All Sources

Plan		Table Description
56566		Fidelity Freedom Index Commingled Pool Class T
Fund Name	Ticker/ Cusip	Fidelity Fund Code	Date of Birth Range
Fidelity Freedom Index Income Commingled Pool Class T	31565A208	4111	1/1/1900 - 12/31/1937
Fidelity Freedom Index 2005 Commingled Pool Class T	31565A406	4112	1/1/1938 - 12/31/1942
Fidelity Freedom Index 2010 Commingled Pool Class T	31565A604	4114	1/1/1943 - 12/31/1947
Fidelity Freedom Index 2015 Commingled Pool Class T	31565A802	4116	1/1/1948 - 12/31/1952
Fidelity Freedom Index 2020 Commingled Pool Class T	31565A877	4118	1/1/1953 - 12/31/1957
Fidelity Freedom Index 2025 Commingled Pool Class T	31565A851	4119	1/1/1958 - 12/31/1962
Fidelity Freedom Index 2030 Commingled Pool Class T	31565A836	4120	1/1/1963 - 12/31/1967
Fidelity Freedom Index 2035 Commingled Pool Class T	31565A810	4122	1/1/1968 - 12/31/1972
Fidelity Freedom Index 2040 Commingled Pool Class T	31565A786	4123	1/1/1973 - 12/31/1977
Fidelity Freedom Index 2045 Commingled Pool Class T	31565A760	4124	1/1/1978 - 12/31/1982
Fidelity Freedom Index 2050 Commingled Pool Class T	31565A745	4126	1/1/1983 - 12/31/1987
Fidelity Freedom Index 2055 Commingled Pool Class T	31565A729	4127	1/1/1988 - 12/31/1992

Fidelity Confidential Project Number W552285-05JAN24

Fidelity Freedom Index 2060 Commingled Pool Class T	31565A695	4128	1/1/1993 - 12/31/1997
Fidelity Freedom Index 2065 Commingled Pool Class T	31564E540	3446	1/1/1998 - 12/31/2099
In addition to the confirmation below, due to the level of informational and numeric detail in the above chart and the consequent risk of error or oversight, Fidelity requires an additional sign-off with respect to the above table of information (including all fund names/tickers/CUSIPS/ranges). References to "Fidelity Codes" in this document are used to identify the fund on Fidelity's system and Fidelity is not requesting Sponsor to confirm such codes.
Please initial here to confirm accuracy: ACM

Plan		Table Description
75615		Fidelity Freedom Index Commingled Pool Class T
Fund Name	Ticker/ Cusip	Fidelity Fund Code	Date of Birth Range
Fidelity Freedom Index Income Commingled Pool Class T	31565A208	4111	1/1/1900 - 12/31/1937
Fidelity Freedom Index 2005 Commingled Pool Class T	31565A406	4112	1/1/1938 - 12/31/1942
Fidelity Freedom Index 2010 Commingled Pool Class T	31565A604	4114	1/1/1943 - 12/31/1947
Fidelity Freedom Index 2015 Commingled Pool Class T	31565A802	4116	1/1/1948 - 12/31/1952
Fidelity Freedom Index 2020 Commingled Pool Class T	31565A877	4118	1/1/1953 - 12/31/1957
Fidelity Freedom Index 2025 Commingled Pool Class T	31565A851	4119	1/1/1958 - 12/31/1962
Fidelity Freedom Index 2030 Commingled Pool Class T	31565A836	4120	1/1/1963 - 12/31/1967
Fidelity Freedom Index 2035 Commingled Pool Class T	31565A810	4122	1/1/1968 - 12/31/1972
Fidelity Freedom Index 2040 Commingled Pool Class T	31565A786	4123	1/1/1973 - 12/31/1977
Fidelity Freedom Index 2045 Commingled Pool Class T	31565A760	4124	1/1/1978 - 12/31/1982
Fidelity Freedom Index 2050 Commingled Pool Class T	31565A745	4126	1/1/1983 - 12/31/1987
Fidelity Freedom Index 2055 Commingled Pool Class T	31565A729	4127	1/1/1988 - 12/31/1992
Fidelity Freedom Index 2060 Commingled Pool Class T	31565A695	4128	1/1/1993 - 12/31/1997

Fidelity Confidential Project Number W552285-05JAN24

Fidelity Freedom Index 2065 Commingled Pool Class T	31564E540	3446	1/1/1998 - 12/31/2099
In addition to the confirmation below, due to the level of informational and numeric detail in the above chart and the consequent risk of error or oversight, Fidelity requires an additional sign-off with respect to the above table of information (including all fund names/tickers/CUSIPS/ranges). References to "Fidelity Codes" in this document are used to identify the fund on Fidelity's system and Fidelity is not requesting Sponsor to confirm such codes.
Please initial here to confirm accuracy: ACM

Because of the number of funds/options available and the similarity among many of their names, the possibility for oversight or error is high. Fidelity requires therefore that you take the time to confirm, after a word-for-word check, that (i) the exact fund/investment name(s) specified above, along with the Plan designation to which the fund/investment name applies, and (ii) all dates specified, are correct.
Please initial here to confirm: ACM

Fidelity Confidential Project Number W552285-05JAN24

Attachment D - Additional Terms and Disclosures
I. Additions To Plan Investment(s)
A.Performance
Fund Performance will be made available to Plan Participants on NetBenefits and on Statements and is also available through a Customer Service Representative. Fidelity displays certain investment-performance-related and holdings-based data for investment products on NetBenefits that may be based on data received from various third-party sources including but not limited to Morningstar, LLC, investment managers, trustees, or plan sponsors. Depending on such source and type of underlying data and the particular investment product, information may not be available or updated on NetBenefits for several days after receipt; for custom investment options where past performance is not available, at least thirty days may be required for performance history to be generated and calculated.
The following Standard Performance will be made available, where applicable
•1, 3, 5, 10 Year Average Annual
•Life Of Fund Average Annual
•3 Month Cumulative
•Year-To-Date Cumulative
•52 Week High
•52 Week Low
B.Distribution And Fee Redemption Methodology
The new funds will be added to the redemption methods for all withdrawals, loans and/or fee processing, as currently provided in the Master Trust Agreement and Plan Administration Manual.
•For redemption methods and/or fee processing using hierarchal method, the new funds will be added in the last position and/or,
•For redemption methods and/or fee processing using a pro-rata method, the new funds will be added to the list.
II. Removed Plan Investment(s)
A.Liquidations
All assets will be liquidated and processed as a cash transaction.
B.Real Time Traded Stock Restrictions
The Hawaiian Electric Industries Retirement Savings Plan (56566) and American Savings Bank 401(k) Plan (75615) offers Real Time Traded Stock. Exchanges out of HEI Common Stock (RT3L), HEI Common Stock (RT3N) into funds listed in the "From Fund" column above will be restricted after 4:00 PM ET on 04/26/2024. The restriction will be lifted, and exchanges will be permitted into the funds listed in the “To Fund” column above on April 30, 2024.
Please notify your Fidelity Implementation Project Manager if you have any questions regarding the above Additional Terms and Disclosures.

Fidelity Confidential Project Number W552285-05JAN24

Attachment E - Strategy to Communicate Changes
Sponsor requests that Fidelity draft the fund change notification for the Named Fiduciary's review and approval. The Named Fiduciary has confirmed that all status codes should be included with the fund change notifications. Fidelity will distribute the approved fund change notification electronically, via email and NetBenefits and via print to Participants for whom electronic delivery cannot occur. Communications will be sent out at least 30 days prior to the earliest effective date unless otherwise directed by the Named Fiduciary or unless the Named Fiduciary fails to approve notification with sufficient time for Fidelity to so distribute. The Named Fiduciary has considered whether the directions herein implicate the Sarbanes-Oxley Act of 2002 and, to the extent implicated, has determined that any applicable requirements have been or will be satisfied.
Please notify your Fidelity Service Team if you have any questions regarding this section.

Fidelity Confidential Project Number W552285-05JAN24

Fidelity Confidential Project Number W552285-05JAN24